Exhibit 99.1
[Letterhead of William C. Denninger]
September 6, 2007
Mr. Jerald D. Bidlack
Chairman of the Board
Graham Corporation
20 Florence Avenue
Batavia, NY 14020
Re:  Resignation From Board
Dear Jerry,
As we have discussed, please accept this letter as my formal resignation from the Board of Directors of Graham Corporation, effective immediately. Although I am electing to resign from Graham’s Board in order to pursue other opportunities, I have enjoyed my tenure on the Board and wish Graham and its directors, officers and employees continued future success.
Best regards,
/s/ William C. Denninger
William C. Denninger
cc:  Daniel R. Kinel